UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 9, 2011
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts	01104

(Address of Principal Executive Offices)	(Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.
     We are parties to an Amended and Restated Employment Agreement, executed December 31, 2010 as of July 12, 2010, with Michael F. Golden; a Severance and Change in Control Agreement dated October 22, 2010 with P. James Debney; a Severance and Change in Control Agreement dated as of January 2, 2011 with Jeffrey D. Buchanan; and a Severance and Change in Control Agreement dated March 9, 2011 with Barry Willingham (collectively the “Agreements”). Each of these agreements allow the executive, at his option and upon written notice to us, to terminate his employment with our company and receive severance payments in the event of a Change in Control (as defined in the Agreement) of our company unless (a) the Change in Control has been approved by our Board of Directors (b) the agreement remains in full force and effect, and (c) the executive suffers no reduction in his status, duties, authority, or compensation following the change in control.
     On September 9, 2011, we and our executives agreed to amend the Agreements to eliminate clause (a) above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: September 9, 2011	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President and Chief Financial Officer